Exhibit 10.1

SECURED PROMISSORY NoTE

Principal Amount: $1,100,000.00 (the “Principal Amount”)	January 28, 2026 (the “Issuance Date”)
Purchase Price: $1,000,000.00

FOR VALUE RECEIVED, the undersigned YY Group Holding Limited, a British Virgin Islands company (the “Maker”) promises to pay, to Ault Lending, LLC (the “Lender”), the principal sum of One Million One Hundred Thousand Dollars and 0/100 Cents ($1,100,000.00), together with any accrued and unpaid interest on any such outstanding principal sum and any fees and other amounts owing hereunder, in accordance with the provisions of this Secured Promissory Note (this “Note”).

1. Principal and Term. The Outstanding Principal Balance (as defined herein) together with all accrued but unpaid interest shall be due and payable in full on March 29, 2026 (the “Maturity Date”), or on such earlier date as the Obligations become due and payable as set forth herein. The term “Outstanding Principal Balance” means, as of any date of determination, the principal amount of this Note that remains unpaid.

2. Interest; Origination Fee; Expenses.

(a) Interest; Original Issuance Discount. Subject to Section 9, interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 10% per annum from the date hereof until the Outstanding Principal Balance, together with all other Obligations (as defined herein) have been paid in full. Accrued unpaid interest shall be payable in arrears on the Maturity Date or on such earlier date as the Obligations become due and payable as set forth herein. This Note was issued with an original issuance discount of 8%, or Eighty Thousand Dollars ($80,000.00) (the “OID”), which OID was added to the Principal Amount of the Note. For avoidance of doubt, interest accruing on the Outstanding Principal Balance as provided herein shall be in addition to, and not in substitution for, the OID. “Obligations” means all of the obligations of the Maker now or hereafter existing under this Note and/or under the Pledge Agreement, whether for principal, interest, fees, expenses, indemnification or otherwise.

(b) Origination Fee. To induce the Lender to advance the loan evidenced by this Note (the “Loan”), the Maker agrees to pay to Lender, for its own account, an origination fee of 2%, or Twenty Thousand Dollars ($20,000.00) (the “Origination Fee”), which Origination Fee was added to the Principal Amount of the Note.

(c) Expenses. The Maker agrees to reimburse Lender for all out-of-pocket costs and expenses, including, without limitation, reasonable legal expenses and documented reasonable attorneys’ fees, incurred by Lender in connection with the (i) due diligence in connection with, and documentation, negotiation and consummation of, the transactions contemplated hereunder and any other transactions between the Maker and Lender in connection therewith, including, without limitation, Uniform Commercial Code and other public record searches and filings and overnight courier or other express or messenger delivery, provided the Maker’s reimbursement obligation under this clause (i) shall not exceed $25,000, and the Lender may withhold the amount of such reimbursement obligation from the advancement of the Purchase Price; (ii) collection, protection or enforcement of any rights in or to the Collateral (as defined in the Pledge Agreement (defined below)); (iii) collection of any Obligations; (iv) enforcement of this Note or the Pledge Agreement (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purpose); and (v) services of any third party servicer in connection with the Obligations.

(d) Calculations. Calculations of interest hereunder shall be computed on the basis of a year consisting of 365 days. Lender’s calculations of such amounts shall be deemed correct absent manifest error.

3. Prepayment.

(a) Voluntary Prepayments. Other than as specifically permitted or required by this Note, the Maker may not, without the prior written consent of the Lender, prepay any portion of the Outstanding Principal Balance, accrued and unpaid interest thereon or any other Obligations.

(b) Mandatory Prepayments. If, at any time prior to the full repayment of all Obligations owing under this Note, the Maker receives cash proceeds from any debt or equity financing, including but not limited to, the issuance of equity or debt instruments, the issuance of securities pursuant to an equity line of credit of the Maker or any “at-the-market” offerings, the Maker shall, within three (3) Business Days of the Maker’s receipt of such proceeds, inform the Lender of or publicly disclose such receipt, following which the Lender shall have the right in its sole discretion to require the Maker to immediately apply up to 100% of such proceeds to repay all or any portion of the Outstanding Principal Balance, together with any other Obligations then owing by the Maker under this Note. “Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

4. Secured Obligations; Pledge Agreement. The Obligations of the Maker under this Note are secured by a pledge of those assets of Xiaowei Fu and Fan Zhang (collectively, the “Pledgors” and each, a “Pledgor”) designated as “Collateral” under that certain Pledge Agreement, dated as of the date hereof, by and among the Pledgors and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), upon the terms and subject to the conditions set forth therein.

5. Certain Post-Closing Covenants.

(a) The Lender hereby covenants and agrees to advance the Loan by making payment of the Purchase Price in the amount of $1,000,000, net of expenses withheld by the Lender in accordance with Section 2(c)(i), no later than one (1) Business Day following the Issuance Date, by wire transfer of immediately available funds to the account of the Maker set forth below:

Bank Name: Royal Business Bank

Business Name: YY GROUP HOLDING LIMITED

Account Number: Operation Acct: 530744714

Routing Number: 122045037

(b) Without limiting the obligations of the Pledgors under the Pledge Agreement, the Maker and the Pledgors hereby covenant and agree to:

(i) provided that the draft at-the-market sales agreement for the 2026 ATM (defined below) shall have been delivered to the Maker no later than February 4, 2026, as a condition precedent, as soon as practicable following the Issuance Date but in any event not later than February 11, 2026 (the “Post-Closing Deadline”), enter into an “at-the-market” offering with an investment bank selected by the Lender on terms and conditions satisfactory to the Lender in its discretion (the “2026 ATM”); for the avoidance of doubt, if the draft at-the-market sales agreement for the 2026 ATM is not delivered by February 4, 2026, the Maker’s failure to enter into the 2026 ATM on or prior to the Post-Closing Deadline shall not constitute an Event of Default and the Lender shall not enforce its right in or to the Collateral solely as a result of such failure; and

(ii) deliver to Lender, as soon as practicable following the Issuance Date but in any event not later than the Post-Closing Deadline, physical certificates representing the “Pledged Shares” (as defined in the Pledge Agreement), together with any duly executed endorsements required by Lender in its discretion. Notwithstanding the foregoing, in the event that the Maker enters into the 2026 ATM on or prior to the Post-Closing Deadline in accordance with Section 5(b)(i), then the foregoing requirement to deliver certificates representing the Pledged Shares hereunder shall terminate and be of no further force or effect; provided, any other rights of the Lender and obligations of the Pledgors under the Pledge Agreement shall remain in effect in accordance with the terms of the Pledge Agreement.

6. Use of Proceeds. Out of the proceeds of the Loan evidenced hereby, the Maker shall apply: (a) approximately $864,643 or such larger amount as needed to complete the repurchase of all outstanding warrants issued by the Maker under that certain Amended and Restated Securities Purchase Agreement, dated as of September 11, 2025 by and among the Maker and the purchasers party thereto; and (b) the remainder for general corporate purposes and as otherwise provided herein.

7. Subsequent Equity Sales. During the Restriction Period (defined below), without the prior written consent of the Lender, except for any Exempt Issuance (as defined below), neither the Maker nor any Subsidiary shall, directly or indirectly, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares, Class A Ordinary Share Equivalents, Class B Ordinary Shares or Class B Ordinary Shares Equivalents (each, a “Subsequent Placement”). “Class A Ordinary Shares” means the Class A ordinary shares of the Maker, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed. “Class A Ordinary Share Equivalents” means any securities of the Maker or the Subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Ordinary Shares. “Class B Ordinary Shares” means the Class B ordinary shares of the Maker, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed. “Class B Ordinary Share Equivalents” means any securities of the Maker or the Subsidiaries which would entitle the holder thereof to acquire at any time Class B Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class B Ordinary Shares. The covenant in this Section 7 shall survive the payment of the Obligations. “Exempt Issuance” means the issuance of (a) Class A Ordinary Shares or options to employees, officers, consultants or directors of the Maker pursuant to any share or option plan duly adopted for such purpose, before or after the Issuance Date, by a majority of the non-employee members of the Board of Directors of the Maker or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Maker; (b) securities exercisable or exchangeable for or convertible into Class A Ordinary Shares issued and outstanding on the Issuance Date, provided that such securities have not been amended since the Issuance Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Maker, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Restriction Period, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Maker and shall provide to the Maker additional benefits in addition to the investment of funds, but shall not include a transaction in which the Maker is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (d) the 2026 ATM. “Restriction Period” means the period beginning on the Issuance Date and ending on the three-month anniversary of the Issuance Date; provided, notwithstanding anything to the contrary set forth herein, upon either (x) the Maker’s receipt of aggregate gross proceeds of not less than $9,000,000 from (1) the 2026 ATM, (2) any subsequent debt and/or equity financing with the Lender or any affiliate thereof or (3) any combination of the sources of funding described in the foregoing clauses (1) and (2) or (y) the Lender providing the Maker with documents for a convertible financing (whether equity or debt) transaction on terms acceptable to the Lender for gross proceeds to the Maker of not less than $9,000,000, for which the Lender is ready, willing and able to close upon, the Restriction Period shall be automatically extended to end on the two-year anniversary of the Issuance Date.

8. Right of First Refusal.

(a) Without limiting the obligations of the Maker under Section 7, during the Restriction Period, the Maker shall provide the Lender not less than five (5) Business Days’ prior written notice of any proposed or intended Subsequent Placement (excluding any Exempt Issuance) (a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Lender is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Maker proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Lender that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Lender delivered to Maker within two (2) Business Days after the Maker’s delivery to the Lender of such Pre-Notice, the Maker shall promptly, but no later than one (1) Business Day after such request, deliver to the Lender an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Lender in accordance with the terms of the Offer up to 100% of the Offered Securities. In addition to such other remedies available to Lender, in the event that the Maker fails to provide the Pre-Notice or any Offer Notice required by this Section 8, then Lender shall be entitled to exercise its rights under this Section 8 until sixty (60) days after the closing of the particular Subsequent Placement, as applicable, and the Lender may deem the failure to give any notice required hereunder an Event of Default hereunder.

(b) To accept an Offer, in whole or in part, the Lender must deliver a written notice to the Maker prior to the end of the second (2nd) Business Day after such Lender’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Offered Securities that Lender elects to purchase (which may be up to 100% of the Offered Securities) (in either case, the “Notice of Acceptance”). If the Maker receives no such Notice of Acceptance from the Lender prior to the expiry of the Offer Period, the Lender shall be deemed to have notified the Maker that it does not elect to participate in such Subsequent Placement. Notwithstanding the foregoing, if the Maker desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Maker may deliver to Lender a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after Lender’s receipt of such new Offer Notice. In addition, the Maker must provide the Lender with a second Offer Notice, and the Lender will again have the right of participation set forth above in this Section 8, if the definitive agreement related to an initial Offer Notice is not entered into for any reason on the material terms set forth in such Offer Notice within five (5) Business Days after the date of delivery of the initial Offer Notice. For avoidance of doubt, the Lender’s election not to participate in any Subsequent Placement shall not waive Lender’s rights to participate in future Subsequent Placements.

(c) Notwithstanding anything to the contrary in this Section 8 and unless otherwise agreed to by the Lender in writing, the Maker shall either confirm in writing to the Lender that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Placement, in either case in such a manner such that Lender will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the applicable Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Placement has been made, and no notice regarding the abandonment of such transaction has been received by the Lender, such transaction shall be deemed to have been abandoned and the Lender shall not be deemed to be in possession of any material, non-public information with respect to the Maker or any of its Subsidiaries in addition to other remedies available to the Lender hereunder.

(d) The rights of the Lender and the obligations of the Maker under this Section 8 shall survive the payment of the Obligations.

9. Events of Default; Default Interest. Without limiting any other rights and remedies of the Lender by reason of any default hereunder, upon an Event of Default (as hereinafter defined), the Outstanding Principal Balance shall accrue interest at the rate of eighteen percent (18%) per annum (the “Default Interest”) from the date that the Event of Default occurs through the date that all Obligations, including such Default Interest, are paid in full. All grace periods provided in this Note shall run concurrently. For purposes of this Note, an “Event of Default” shall mean the occurrence of any of the following events:

(a) any payment of any amount of principal, interest, fees or any other Obligations required to be made hereunder shall not be paid within one Business Day after the same shall be due;

(b) the Maker or any Pledgor fails to observe or perform any other covenant, condition or agreement contained in this Note or the Pledge Agreement, including the obligation to enter into the 2026 ATM on or prior to the Post-Closing Deadline, except that if the draft at-the-market sales agreement for the 2026 ATM is not delivered by February 4, 2026, the Maker’s failure to enter into the 2026 ATM on or prior to the Post-Closing Deadline shall not constitute an Event of Default and the Lender shall not enforce its right in or to the Collateral solely as a result of such failure;

(c) Any representation or warranty of the Maker or any Pledgor made in this Note, the Pledge Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect;

(d) the Maker shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any indebtedness, the aggregate principal amount of which indebtedness is in excess of $100,000 that will permit the holder or holders of such indebtedness to become due prior to its stated maturity or (B) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness to cause with the giving of notice if required, such indebtedness to become due prior to its stated maturity and any such default is not remedied within one (1) Business Day from the Event of Default occurring by the Maker’s failure to comply with this provision;

(e) one or more final judgments or orders for the payment of money aggregating in excess of $500,000 (or its equivalent in the relevant currency of payment) are rendered against the Maker;

(f) the Maker or any Pledgor shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g) a proceeding or case shall be commenced in respect of the Maker or any Pledgor, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of the assets of the Maker or any Pledgor in connection with the liquidation or dissolution of the Maker or any Pledgor; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any Pledgor or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any Pledgor and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days.

10. Remedies. Upon or after the occurrence and during the existence of an Event of Default, the Lender may, in each case without notice to or demand upon the Maker or any Pledgor, do any one or more of the following, declare all Obligations, whether arising pursuant to this Note or otherwise, due, whereupon the same shall become without further presentment, protest, notice or demand (all of which presentment, protest, notice and demand the Maker and each Pledgor expressly waives) immediately due and payable (provided, that, upon the occurrence of any Event of Default described in Section 9(f) or Section 9(g), all Obligations shall automatically become immediately due and payable without further presentment, protest, notice or demand (all of which presentment, protest, notice and demand each the Maker and each Pledgor expressly waives)), and the Maker shall pay to Lender, the entire outstanding aggregate principal balance of, and accrued and unpaid interest on, the Loan and all other Obligations plus reasonable attorneys’ fees and its court costs if such principal and interest are collected by or through an attorney-at-law. Except as expressly provided herein, the Maker and each Pledgor waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default or enforcement of this Note and the Pledge Agreement, waives all suretyship defenses and defenses in the nature thereof, and agrees to be bound by all the terms and conditions contained in this Note and the Pledge Agreement executed in connection herewith.

11. Cumulative Rights; No Waiver. All covenants, conditions, warranties, indemnities and other undertakings of the Maker and/or any Pledgor hereunder and under the Pledge Agreement shall be deemed cumulative, and the Lender shall have all other rights and remedies not inconsistent herewith as provided under applicable law. No delay or omission of the Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the Lender of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

12. Severability; Usury. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Note, and the other provisions of this Note shall remain in full force and effect, and shall be construed in favor of Lender. Subject to the foregoing provisions of this paragraph, it is the express intention of Maker and Lender to conform strictly to any applicable usury laws. Accordingly, all agreements between Maker and Lender, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to Lender or the Lender of this Note for the use, forbearance or detention of the money loaned pursuant hereto or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith, exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision hereof or of any other document executed in connection herewith, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance or contingency Lender shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest, and if such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to Maker. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to Lender for the use, forbearance or detention of the money loaned pursuant to this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The transaction contemplated by this Note shall be deemed to have occurred in and been entered into in the State of Nevada, the loan made as reflected in the Note shall be deemed to have been extended in Nevada, repayment shall be required to be made in Nevada and any payment, when made, shall be deemed to have occurred in Nevada.

13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) transmitted by hand delivery, or by (v) electronic mail, addressed as set forth below or to such other address or email address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, or (c) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient), whichever shall first occur.

The mailing addresses and e-mail addresses for such communications shall be:

If to the Maker:

YY Group Holding Limited
60 Paya Lebar Road, #09-13 to 17

Singapore 409051

Attention: Xiaowei Fu
E-Mail: mike@yygroupholding.com

If to the Lender:

Ault Lending, LLC

940 South Coast Drive, Suite 200

Costa Mesa, CA 92626

Attention: David J. Katzoff
E-Mail: david@ault.com

With a copy to (which shall not constitute notice):

Hyperscale Data, Inc.

122 E. 42nd Street, 50th Floor, Suite 5000

New York, NY 10168

Attention: Henry Nisser
E-Mail: henry@ault.com

14. Governing Law; Submission to Jurisdiction. This Note as well as the Pledge Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, in the case of Maker, or acceptance, in the case of Lender, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements. This Note shall be deemed an unconditional obligation of Maker for the payment of money and, without limitation to any other remedies of Lender, may be enforced against Maker by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Lender and Maker are parties or which Maker delivered to Lender, which may be convenient or necessary to determine Lender’s rights hereunder or Maker’s obligations to Lender are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

15. Amendment; Waiver. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the Maker and the Lender.

16. Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Lender and its successors and assigns. This Note shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, that, neither the Maker nor any Pledgor may assign this Note or the Pledge Agreement or any rights or obligations hereunder or thereunder without the Lender’s prior written consent and any prohibited assignment shall be null and void. The Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Obligations, this Note and the Pledge Agreement without the consent of the Maker or any Pledgor.

17. Counterparts. This Note may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Note will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to Lender by facsimile transmission, electronic transmission or physical delivery. This Note and the Pledge Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note. The words “execution,” “signed,” “signature,” and words of like import in this Note and the Pledge Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

18. Representations, Warranties and Covenants of the Maker. The Maker represents, warrants and covenants to the Lender as follows:

(a) Corporate Authority. The Maker (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the requisite corporate power and authority to effect the transactions contemplated hereby, (c) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties and to conduct its business as now or currently proposed to be conducted, and (d) is in good standing as a foreign corporation or partnership, as the case may be, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. For purposes of this Note, “Material Adverse Effect” means a material adverse effect on (a) the property, business, operations and/or financial condition of the Maker, taken as a whole, (b) the validity or enforceability of the Note, (c) the rights and remedies of the Lender under the Note or (d) timely payment of the principal of or interest on the Note or other amounts payable in connection with the Note when due.

(b) Authorization. The execution, delivery and performance of this Note and the transactions contemplated hereby and thereby (a) are within the corporate authority of the Maker, (b) has been duly authorized by all necessary corporate proceedings, does not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Maker is subject or any judgment, order, writ, injunction, license or permit applicable to the Maker, the violation of which would have a Material Adverse Effect, does not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, each the Maker, and (e) does not require the consent, authorization by or approval of or notice to or filing or registration with any Government Body. For purposes of this Note, “Government Body” means any federal, state, local or foreign government, any political subdivision thereof or any court or tribunal, administrative or regulatory agency, department, ministry, instrumentality, body or commission or other Government Body or agency, or arbitral body or arbitrator or any self-regulated organization, public international governmental organization or supranational union, or other non-governmental regulatory authority or quasi-Government Body (to the extent that the rules, regulations or orders of such organization or authority have the force of law).

(c) Enforceability. The execution and delivery of this Note will result in valid and legally binding obligations of the Maker and enforceable against it in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d) Governmental Approvals. The execution, delivery and performance by the Maker of this Note and the transactions contemplated hereby do not require the approval or consent of, or filing with, any Governmental Body other than those already obtained and are not in violation of any municipal or other local law, ordinance or federal, state or local governmental rule or regulation relating to the occupancy or operation of the Maker’s businesses, which violation would have a Material Adverse Effect.

(e) Responsibility, Anti-Corruption, and Anti-Bribery Laws. The Maker and its officers, directors, managers, employees and any other Person acting on behalf of the Maker, have not violated any provision of the U.S. Bribery and Gratuities Statute (18 U.S.C. § 201(b)), the Foreign Corrupt Practices Act, the Laws promulgated, monitored or enforced by the U.S. Office of Foreign Assets or any other applicable anti-bribery or anti-corruption Laws; (b) made any unlawful political contribution or established or maintained any unlawful or unreported funds; (c) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to (i) any individual holding a legislative, administrative or judicial position of any kind, (ii) any officer, employee or any other individual acting in an official capacity for any Governmental Body, or (iii) any political party or official thereof or any candidate for political office (individually and collectively, a “Government Official”), in each case, while knowing that all or a portion of such money or thing of value would be offered, given or promised to any Government Official, in each case for the purpose of assisting the Maker in obtaining or retaining business or a business advantage for or with, directing business to the Maker, or securing any improper advantage for the Maker; or (d) established or maintained any fund or asset with respect to the Maker that has not been recorded on the books and records of the Maker. For purposes of this Note, (i) “Person” means any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof, (ii) “Law” means any federal, state, provincial, local or foreign laws, statutes, rules, treaties, common laws, codes, regulations, ordinances or Governmental Orders of, or enacted, adopted, promulgated, issued or enforced by, any Governmental Body and (iii) “Governmental Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, stipulation, determination, assessment or arbitration award of a Governmental Body.

(f) Patents, Copyrights, etc. The Maker possesses all patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

(g) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation of any nature pending or, to the knowledge of the Maker, threatened against or affecting the Maker, any Subsidiary or any of their respective properties before or by any court, arbitrator, the Nasdaq Capital Market (the “Principal Market”), Governmental Body or self-regulatory organization (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of the Note, or (ii) would, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports (as hereinafter defined), none of the Maker, any Subsidiary, or any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty during the six (6) years preceding the Issuance Date. There has not been, and to the knowledge of the Maker, there is not pending or contemplated, any investigation by a Government Body involving the Maker or, to the knowledge of the Maker, any current or former director or officer of the Maker. The Securities and Exchange Commission (the “Commission”) has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Maker or any Subsidiary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”). For purposes of this Note, “Subsidiary” means any Person in which the Maker on the date of this Note, directly or indirectly, (i) owns no less than a majority of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

(h) No Materially Adverse Contracts, etc. The Maker is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. The Maker is not a party to any contract or agreement that has or is expected, in the judgment of the Maker’s officers, to have a Material Adverse Effect.

(i) Tax Status. The Maker (a) has made or filed all federal, national, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) except for property taxes, has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. With the exception of property taxes, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Maker know of no basis for any such claim.

(j) Certain Transactions. Except for arm’s length transactions pursuant to which the Maker makes payments in the ordinary course of business upon terms no less favorable than the Maker could obtain from third parties, except as set forth in the SEC Reports (defined below), none of the officers, directors, or employees of the Maker is presently a party to any transaction with the Maker (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Maker, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(k) Employee Benefit Plans. Except as would not reasonably be expected to result in a Material Adverse Effect, the Maker is in compliance with all laws, rules and regulations related to employee benefits and labor and employment matters, including the Employee Retirement Income Security Act of 1974.

(l) Use of Proceeds. No portion of any proceeds from the sale of the Note is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

(m) Disclosure. All factual information (other than financial projections) furnished by the Maker, including without limitation, all representations and warranties made by the Maker in this Note or in any agreement, instrument, document, certificate, statement or letter furnished to the Lender by or on behalf of the Maker in connection with any of the transactions contemplated by the Note, is true and accurate in all material respects and does not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

(n) Insurance. The Maker maintains and will use its best efforts to continue to maintain through the final payment in full of the Note with financially sound and reputable insurers insurance with respect to its properties and businesses, including directors and officers insurance, against such casualties and contingencies as are in accordance with general practices and businesses engaged in similar activities and similar geographic areas.

(o) Licenses, etc. The Maker has obtained and holds in full force and effect, all licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their businesses as presently conducted, except where the failure to so obtain the foregoing could not, individually or in the aggregate, have a Material Adverse Effect.

(p) Subsidiaries. All of the direct and indirect Subsidiaries of the Maker are set forth in the SEC Reports. The Maker owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary as set forth in the SEC Reports free and clear of any liens, options or warrants, and all of the issued and outstanding share capital of each Subsidiary is validly issued and is fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(q) SEC Reports; Financial Statements. The Maker has filed all reports, schedules, forms, statements and other documents required to be filed by the Maker under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for the three years preceding the date hereof (or such shorter period as the Maker was required by law or regulation to file such material) (the foregoing materials filed prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Maker is not currently, and has never been, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Maker included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Maker and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(r) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) other than intracompany loans, neither the Maker nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than liabilities incurred in the ordinary course of business, and (iii) the Maker has not altered its method of accounting. The Maker does not have pending before the Commission any request for confidential treatment of information. To the knowledge of the Maker, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Maker or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Maker under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made.

(s) Compliance. Neither the Maker nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Maker or any Subsidiary under), nor has the Maker or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any applicable judgment, decree or order of any court, arbitrator, Principal Market, governmental or administrative agency, regulatory authority, self-regulatory organization (federal, state, county, local or foreign) or other Government Body other than as set forth in the SEC Reports, or (iii) is or has been in violation of any applicable statute, rule, ordinance or regulation of any Government Body, including without limitation all applicable foreign, federal, state and local laws relating to taxes, bribery and corruption, occupational health and safety, product quality and safety, employment and labor matters, employee benefits and laws related to the protection of the environment, except, in each case of clauses (i), (ii) and (iii), as could not reasonably be expected, individually or in the aggregate, to, have a Material Adverse Effect.

(t) Solvency; Seniority. Based on the consolidated financial condition of the Maker as of the Issuance Date, after giving effect to the receipt by the Maker of the proceeds from the sale of the Note hereunder: (i) the fair saleable value of the Maker’s tangible assets exceeds the amount that will be required to be paid on or in respect of the Maker’s existing indebtedness and other liabilities (including known contingent liabilities) as they mature, (ii) the Maker’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Maker, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Maker, together with the proceeds the Maker would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Maker does not intend to incur indebtedness beyond its ability to pay such indebtedness as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its indebtedness). The Maker has no knowledge of any facts or circumstances which lead it to believe that it will file for bankruptcy, insolvency, administration, judicial management, reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Issuance Date.

(u) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, the Maker and the Subsidiaries are in compliance in all material respects with any applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Issuance Date. Except as set forth in the SEC Reports, the Maker and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Maker and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Maker and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Maker in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Maker’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Maker and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Maker presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth in the SEC Reports, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Maker and its Subsidiaries.

(v) Cybersecurity. To the Maker’s knowledge, there has been no security breach or other compromise of or relating to any of the Maker’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”). The Maker and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data. The Maker and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Maker and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data. The Maker and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(w) Investment Company. The Maker is not, and is not an affiliate of, and immediately after receipt of payment for the Note, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Maker shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(x) No-Off Balance Sheet Arrangements. There are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or liabilities of the Maker or any Subsidiary.

(y) Certain Matters related to Management. No member of the Maker’s management (a) has had a petition under the federal bankruptcy laws or any state insolvency laws filed by or against them, or has had a receiver, fiscal agent or similar officer appointed by a court for the business or property of (i) them, (ii) any partnership in which they were a general partner at, or within two years before, the time of such filing or (iii) other than as set forth in the SEC Reports, any Maker or business association of which they were an executive officer at, or within two years before, the time of such filing; (b) been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and driving a vehicle under the influence of alcohol or drugs offenses; (c) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining or limiting them from any activity in connection with the purchase or sale of any security or commodity; (d) except as set forth in the SEC Reports, been found by a court in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or (e) been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

[signature page follows]

IN WITNESS WHEREOF, the Maker has duly executed this Secured Promissory Note as a sealed instrument as of the date and year first above written.

MAKER:

YY GROUP HOLDING LIMITED

By:	/s/ Xiaowei Fu
Name:	Xiaowei Fu
Title:	Chief Executive Officer

Accepted and agreed to by the Pledgors:

PLEDGORS:

By:	/s/ Xiaowei Fu
Xiaowei Fu

By:	/s/ Fan Zhang
Fan Zhang

Accepted and agreed to by the Lender:

LENDER:

AULT LENDING, LLC

By:	/s/ David J. Katzoff
Name:	David J. Katzoff
Title:	Manager

 12